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                                                                    Exhibit 99.B












                            ANNUITY BOARD FUNDS TRUST












                                     BY-LAWS















                                February 29, 2000
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                                TABLE OF CONTENTS

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ARTICLE I
PRINCIPAL OFFICE AND SEAL......................................................1
         Section 1.  Principal Office..........................................1
         Section 2.  Seal......................................................1

ARTICLE II
MEETINGS OF TRUSTEES...........................................................1
         Section 1.  Action by Trustees........................................1
         Section 2.  Compensation of Trustees..................................1

ARTICLE III
OFFICERS.......................................................................1
         Section 1.  General...................................................1
         Section 2.  Election, Tenure and Qualifications
                                    of Officers................................2
         Section 3.  Vacancies and Newly Created Offices.......................2
         Section 4.  Removal and Resignation...................................2
         Section 5.  Chairman..................................................2
         Section 6.  President.................................................2
         Section 7.  Vice President(s).........................................2
         Section 8.  Treasurer and Assistant Treasurer(s)......................2
         Section 9.  Secretary and Assistant Secretaries.......................3
         Section 10. Compensation of Officers..................................3
         Section 11. Surety Bond...............................................3

ARTICLE IV
MEETINGS OF SHAREHOLDERS.......................................................3
         Section 1.  No Annual Meetings........................................3
         Section 2.  Special Meetings..........................................4
         Section 3.  Notice of Meetings; Waiver................................4
         Section 4.  Adjourned Meetings........................................4
         Section 5.  Record Date...............................................4
         Section 6.  Action Without a Meeting..................................4
         Section 7.  Nominations by Shareholders...............................5

ARTICLE V
SHARES OF BENEFICIAL INTEREST..................................................5
         Section 1.  No Share Certificates.....................................5
         Section 2.  Transfer of Shares........................................5

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
ARTICLE VI
CUSTODY OF SECURITIES..........................................................5
         Section 1.  Employment of a Custodian.................................5
         Section 2.  Termination of Custodian Agreement........................5
         Section 3.  Other Arrangements........................................5

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT.....................................................5
         Section 1.  Fiscal Year...............................................5
         Section 2.  Accountant................................................6

ARTICLE VIII
AMENDMENTS.....................................................................6
         Section 1.  General...................................................6

ARTICLE IX
NET ASSET VALUE................................................................6

ARTICLE X
MISCELLANEOUS..................................................................6
         Section 1.  Inspection of Books.......................................6
         Section 2.  Severability..............................................7
         Section 3.  Headings..................................................8

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                                     BY-LAWS

                                       OF

                            ANNUITY BOARD FUNDS TRUST



         These By-laws of Annuity Board Funds Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of February 29, 2000, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.


                                    ARTICLE I
                            PRINCIPAL OFFICE AND SEAL

Section 1. Principal Office. The principal office of the Trust shall be located in Dallas, Texas.

Section 2. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                                   ARTICLE II
                              MEETINGS OF TRUSTEES

Section 1. Action by Trustees. Trustees may take actions at meetings held at such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 6, of the Trust Instrument.

Section 2. Compensation of Trustees. Each Trustee may receive reimbursement for reasonable expenses. No further compensation shall be paid to any Trustee by the Trust.


                                   ARTICLE III
                                    OFFICERS

Section 1. General. The Chairman, who shall be a trustee, shall be the general officer of the Trust and shall serve at the discretion of the Trustees. The executive and operating officers of the Trust shall not be trustees and shall consist of a President, one or more Vice Presidents, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine.

Section 2. Election, Tenure and Qualifications of Officers. The Trustees shall elect the officers of the Trust annually. Each officer elected by the Trustees shall hold office until his or her successor
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shall have been elected and qualified or until his or her earlier death, removal, inability to serve, or resignation. Any person may hold one or more offices, except that the Chairman and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer other than the Chairman need be a Trustee.

Section 3. Vacancies and Newly Created Offices. Whenever an officer vacancy shall occur or if any new officer position is created, the Trustees may fill such vacancy or new officer position.

Section 4. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5. Chairman. The Chairman shall preside at any Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees.

Section 6. President. The President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees.

Section 7. Vice President(s). The Vice President(s) shall have such powers and perform such duties as the Trustees may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President.

Section 8. Treasurer and Assistant Treasurer(s). The Treasurer shall be the principal financial officer and the principal accounting officer of the Trust. The Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of

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Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 9. Secretary and Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

         Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 10. Compensation of Officers. Each officer may receive reimbursement for reasonable expenses. No further compensation shall be paid to any officer by the Trust.

Section 11. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.


                                   ARTICLE IV
                            MEETINGS OF SHAREHOLDERS

Section 1. No Annual Meetings. There shall be no annual Shareholders' meetings, unless required by law.

Section 2. Special Meetings. The Secretary shall call a special meeting of Shareholders of any Series or Class whenever ordered by the Trustees.

         The Secretary also shall call a special meeting of Shareholders of any Series or Class upon the written request of Shareholders owning at least fifty percent (50%) of the Outstanding Shares of such Series or Class entitled to vote at such meeting; provided, that such request shall state the purposes of such meeting and the matters proposed to be acted on. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required

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notice.

         A special meeting of Shareholders of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

Section 3. Notice of Meetings; Waiver. The Secretary shall call a special meeting of Shareholders by giving written notice of the place, date, time, and purposes of that meeting at least five (5) days before the date of such meeting. The Secretary may deliver electronically, in person or by mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust. A special meeting may be held without notice if all Shareholders entitled to vote at such meeting execute a written waiver of such notice.

Section 4. Adjourned Meetings. A Shareholders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 5. Record Date. The Trustees may fix in advance a date no more than sixty (60) and no less than ten (10) days before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders' meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date.

Section 6. Action Without a Meeting. Notwithstanding anything in this Article IV to the contrary, Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

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Section 7. Nominations by Shareholders. Upon the written request of Shareholders holding at least 50% of the Outstanding Shares, the Secretary shall present to any special meeting of Shareholders such nominees for election as Trustee as are specified in the written request.


                                    ARTICLE V
                          SHARES OF BENEFICIAL INTEREST

Section 1. No Share Certificates. Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

Section 2. Transfer of Shares. Shares shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. Shares may be freely transferred and the Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares.


                                   ARTICLE VI
                              CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Trust shall at all times place and maintain all cash, securities and other assets of the Trust and of each Series in the custody of a custodian meeting the requirements set forth in Article VII,
Section 4 of the Trust Instrument ("Custodian"). The Custodian shall be appointed from time to time by the Board of Trustees, which shall determine its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of any Custodian Agreement or the inability of the Custodian to continue to serve as custodian, in either case with respect to the Trust or any Series, the Board of Trustees shall (a) use its best efforts to obtain a successor Custodian; and (b) require that the cash, securities and other assets owned by the Trust or any Series be delivered directly to the successor Custodian.

Section 3. Other Arrangements. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                   ARTICLE VII
                           FISCAL YEAR AND ACCOUNTANT

Section 1. Fiscal Year. The fiscal year of each Series of the Trust shall end on December 31 or such other date as determined by the Trustees.

Section 2. Accountant. The Trust shall employ independent certified public accountants as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed

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by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders. A majority of the Disinterested Trustees shall select the Accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust. The Trust shall submit the selection for ratification or rejection at the next succeeding Shareholders' meeting, if such a meeting is to be held within the Trust's fiscal year. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Trust's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Shareholders called for the purpose of selecting an Accountant. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a Majority Shareholder Vote at any Shareholders' meeting called for that purpose.

                                  ARTICLE VIII
                                   AMENDMENTS

Section 1. General. These By-laws may be amended by the affirmative vote of the holders of a majority of the Outstanding Shares.

                                   ARTICLE IX
                                 NET ASSET VALUE

         The term "Net Asset Value" of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series or Class and shall be determined on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Series or Class. The Trustees may delegate any of their powers and duties under this Article X with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 1. Inspection of Books. The Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series or Class shall be open to the inspection of Shareholders. Notwithstanding the foregoing, representatives of the Annuity Board shall have the right to inspect any account or book or document of the Trust at any time.

Section 2. Severability. The provisions of these By-laws are severable. If the Board of Trustees

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determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 3. Headings. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.

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